Exhibit 5.1

June 5, 2020

salesforce.com, inc.

Salesforce Tower

415 Mission Street, 3rd Fl

San Francisco, California 94105

Re:	Vlocity, Inc. 2014 Stock Option and Grant Plan

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8, (the “Registration Statement”) of salesforce.com, inc., a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering of 975,629 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), relating to awards previously granted to eligible individuals under the Vlocity, Inc. 2014 Stock Option and Grant Plan (the “Plan”), which the Company assumed in connection with its acquisition of Vlocity, Inc.

The Shares subject to the Registration Statement consist of (1) 808,550 Shares issuable upon the exercise of stock options previously granted under the Plan (the “Option Shares”), (2) 41,773 Shares issuable upon the vesting and settlement of restricted stock units previously granted under the Plan (the “RSU Shares”) and (3) the resale of 125,306 Shares by certain selling stockholders identified in the Registration Statement issued to such selling stockholders prior to the filing of the Registration Statement in connection with the Company’s acquisition of Vlocity, Inc. in exchange for restricted stock of Vlocity, Inc. previously issued pursuant to their respective exercise of stock options grant under the Plan (the “Restricted Shares”).

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have also assumed that there are no agreements or understandings between or among the Company and any participants in the Plan that would expand, modify or otherwise affect the terms of the Plan or the respective rights or obligations of the participants thereunder. Finally, we have assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.

Based upon the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that (i) the Option Shares and the RSU Shares, when issued and sold in accordance with the terms set forth in the Plan and against payment therefor, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable and (ii) the Restricted Shares have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware General Corporation Law (the “DGCL”). We are not admitted to practice in the State of Delaware; however, we are generally familiar with the DGCL as currently in effect and have made such inquiries as we consider necessary to render the opinions above. This opinion is limited to the effect of the current state of the DGCL and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such law or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,
/s/ Gibson, Dunn & Crutcher LLP
Gibson, Dunn & Crutcher LLP